Response to Item 77D

Eaton Vance Tax-Advantaged Bond Strategies
Short Term Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Tax-Advantaged Bond Strategies
Intermediate Term Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Tax-Advantaged Bond Strategies
Long Term Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.